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                                                                    Exhibit 23.1



                       (KPMG PEAT MARWICK LLP LETTERHEAD)





               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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The Board of Directors
Res-Care, Inc.

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Res-Care, Inc. of our report dated February 24, 1998, with respect to the consolidated balance sheets of Res-Care, Inc. and subsidiaries as of December 31, 1996 and 1997 and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the Form 10-K for the year ended December 31, 1997.



/s/ KPMG Peat Marwick LLP
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Louisville, Kentucky
June 15, 1998